Exhibit 99.1

Worksport™ Announces Launch Date for TerraVis™, World’s First Solar Charging System for Pickup Trucks

BE A PART OF THE EXPERIANCE AT WWW.GOTERRAVIS.COM

TORONTO – August 11, 2020 -- Worksport Ltd (Formerly Franchise Holdings International Ltd)., (OTCQB: WKSP) (or the “Company”) is announcing the global launch of its much anticipated TerraVis™ System, which is believed to be the world’s first automotive add-on solar accessory that will electrify conventional trucks and soon provide a meaningful charge for forthcoming electric pickups and other light trucks.

The launch will take place on Thursday, August 20 at 2 p.m. EST at www.goterravis.com.

TerraVis™ is a highly advanced fusion of solar engineering, technology, and design for light duty pickup trucks, the top selling vehicles in North America. TerraVis™ will provide users with a customized user experience, allowing the ability to do more with the truck while providing a meaningful energy source with no carbon footprint. Worksport has been developing and refining this new technological breakthrough for many years and has applied for the appropriate patents to preserve and secure its intellectual property.

“This is a great day in a great year for Worksport,” said CEO Steven Rossi. “When the launch occurs, customers and investors will be able to see how much work has gone into this outstanding technologically advanced and propriety solar product. We expect that it will be exceptionally accretive to the company.”

The launch will comprise product videos, photos, and early specifications as the company works diligently towards finalizing the product and negotiating economic partnerships, Rossi said.

Along with the TerraVis™- Worksport will also be launching an all-new website later this week, which will contain all-new photos, videos, and technical materials (such as installation instructions and warranty information). “The new website will be geared towards building the Worksport brand equity and interest as the Company’s management works diligently towards a goal of leading its market in innovation, quality, price, and revenues,” Rossi said.

In the near future, the new Worksport site will also utilize a proprietary revenue-centric backend system where Worksport customers can place and manage orders, as well as track shipments, and pay account balances. This technology will place Worksport in a key position as an advanced vertically integrated, connected, and accessible manufacturing brand.

“We are entering the era we have been working toward for so long,” Rossi said. “With hard work, the Worksport dream is coming true, with revenues, reach, customers, technology, a brand and patent- and trademark-protected intellectual property working together in an unbeatable combination achieving long-predicted success. For Worksport, the best is yet to come.”

Any interested investors or shareholders are encouraged to follow the companies social media accounts on LinkedIn, Facebook, Twitter, and Instagram as well as sign up for the company’s newsletters on both www.worksport.com and www.goterravis.com, to stay up to date on all of the latest news.

TerraVis Launch

Visit www.goterravis.com

When: Thursday August 20th, 2020 at 2PM Eastern Standard Time

About Worksport Ltd.

Worksport Ltd., an innovative manufacturer of high quality, functional, and aggressively priced tonneau/truck bed covers for light trucks like the F150, Sierra, Silverado, Canyon, RAM, and Ford F-Series. For more information please visit www.worksport.com. Currently listed on the OTCQB Market under the trading symbol “WKSP.”

Connect with Worksport:

LinkedIn

Facebook

Twitter

Instagram

For further information please contact:

Mr. Steven Rossi
CEO & Director

LinkedIn

Twitter
Franchise Holdings International

T: 1-888-554-8789
E: srossi@worksport.com

Forward-Looking Statements

This document may contain forward-looking statements, relating to Franchise Holdings International Inc. operations or to the environment in which it operates, which are based on Franchise Holdings International Inc. operations, estimates, forecasts and projections. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict, and/or are beyond Franchise Holdings Internationals Inc.’s control. A number of important factors could cause actual outcomes and results to differ materially from those expressed in these forward-looking statements. Consequently, readers should not place any undue reliance on such forward-looking statements. Franchise Holdings International Inc. disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. No Stock Exchange or Regulation Services Provider accepts responsibility for the adequacy or accuracy of this release.